Exhibit 99.1

June 24, 2021

Via Hand-Delivery

Re:       Confidential Employment Separation Agreement (this “Agreement”)

Dear Rebecca D. Hershinger:

This will confirm your separation from FAT Brands Inc. (the “Company”). Regarding this separation, the Company is prepared to offer a severance package under the following terms:

1.	Effective May 13, 2021 and ending on August 31, 2021 (the “Transition Period”), you will remain employed by the Company but will no longer perform your former job duties as Chief Financial Officer. During this time, you agree to assist the Company in the orderly transition of your duties and responsibilities and perform such other duties as may be reasonably requested from time to time (the “Transition Services”). Effective August 31, 2021, your employment will be terminated (“Termination Date”).

a.	While you will be required to perform Transition Services throughout the entire Transition Period, your last day working in the office will be June 11, 2021. Following such date and until the Termination Date, you may work remotely and will be available during normal business hours to assist management with transition of your functions and duties and transfer and documentation of your knowledge about the Company, provided that you may take reasonable time during normal business hours to search for future employment without loss of compensation. You will also transfer to management any passwords or other information necessary to access and utilize internal or external databases or online services.

b.	On the Termination Date you will receive all wages you have earned through such date, including accrued vacation or paid time off, minus payroll deductions required by law. You will receive these payments whether or not you sign this Agreement.

c.	By signing below each time, you acknowledge that you have been paid all amounts due to you as wages through the date of this Agreement, and there are no other wages, overtime, expense reimbursement, or monies due or owed to you by the Company through the date of your signature.

d.	You further acknowledge that, except with respect to the Severance Benefits described below, you will not be entitled to receive any further payment of any compensation in any form or any benefits following the Termination Date.

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e.	To the extent applicable, you will be separately notified of COBRA or other benefit continuation rights and any necessary steps to activate such coverage. If you wish to elect continuation coverage, you are fully responsible to take all necessary steps for such continuation, including completion of the COBRA application and you are solely responsible for making any such payments, except as otherwise required by law, including the American Rescue Plan Act of 2021 (“ARPA”). The Company is entitled to any and all government reimbursements available for payments it makes in accordance with the ARPA unless otherwise required by law.

f.	To the extent you have incurred expenses that are unknown to the Company as of the Termination Date, you agree to submit your final documented expense reimbursement statement reflecting all business expenses incurred through the Termination Date as soon as possible. The Company will reimburse you for any such additional expenses pursuant to its regular business practice.

2.	To assist you in the transition to new employment and as consideration for your agreement to the terms, releases, and covenants not to sue set forth below, the Company is offering to provide you with the following:

a.	Payment of your current salary ($300,000 per annum) under the Company’s usual payroll schedule and practices throughout the Transition Period.

b.	If you sign this Agreement a second time on or after the Termination Date and you do not revoke your signature under Paragraph 9 below, (i) your outstanding stock options (40,849 shares originally granted in 2018) will become fully vested and immediately exercisable, and (ii) the expiration of such stock options will be extended and they will remain exercisable until the close of business on March 11, 2022, notwithstanding your termination of service on the Termination Date. If the Company creates a new class of shares and alters the stock option rights of other Company executives or members of the Company’s Board of Directors who hold the same type of stock options as you, the Company will treat you no less favorably than those other executives or Board members with respect to your stock options.

c.	The consideration provided to you in this paragraph shall be referred to as “Severance Benefits” throughout this Agreement.

3.	You agree and acknowledge that the Severance Benefits are greater than anything to which you are entitled to by law, contract, employment policy, or otherwise.

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4.	Except as provided for in Paragraphs 7 and 8 below, as consideration for the Severance Benefits, you, on behalf of yourself, your heirs, assigns, executors, successors and each of them, or any of them, hereby release the Company and the Released Parties (as defined below) from all claims or rights of any kind arising before or through the date you sign this Agreement. This release of all claims includes, but is not limited to, a release of all claims or rights arising out of or in connection with your employment with the Company or the termination of that employment. This release of all claims also includes a release of any claim or right to further wages, compensation, benefits, damages, penalties, attorneys’ fees, costs, or expenses of any kind from the Company or any of the other Released Parties. You fully understand and acknowledge that this general release of all claims means that you are forever giving up and waiving all claims and rights, known or unknown, you may have against the Company or any of the other Released Parties based on any conduct that occurred on or before the date you signed this Agreement. By waiving and giving up such claims, you understand that you are releasing the Company and the other Released Parties from any liability or obligation for any expense, damage, losses, or other relief you might claim based on, among other things, the following:

a.	Title VII of the Civil Rights Act; the Americans with Disabilities Act; the Equal Pay Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the National Labor Relations Act; the False Claims Act; the Families First Coronavirus Response Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code; the California Business & Professions Code Section 17200; the Age Discrimination in Employment Act; the Older Worker Benefits Protection Act; and any other federal, state or local laws or ordinances;

b.	Any Company policies, practices, contracts or agreements (including any collective bargaining agreements) whether oral or written, express or implied;

c.	Any policy, practice, law or agreement governing the payment of wages, commissions, overtime, meal and rest period penalties, or other compensation and penalties;

d.	Any tort, personal injury or wrongful termination claim;

e.	Any right to bring a class or collective action under the federal Fair Labor Standards Act, California Labor Code, or the California Private Attorney General Act; any right to join as a class member or collective action member or otherwise participate in any class or collective claim brought under the Fair Labor Standards Act, California Labor Code, or the California Private Attorney General Act for any alleged injuries you may have suffered up through the Termination Date; and any right to claim that you are an aggrieved employee for purposes of the California Private Attorney General Act.

f.	Any laws or agreements that provide for punitive, exemplary or statutory damages or for the payment of attorney fees, costs or expenses; and

g.	Any right, title and interest in any Company benefit plans, including, without limitation, the Company’s incentive compensation programs and severance policies, any equity compensation plans, and claims based on or related to such benefit plans or programs other than those interests provided in the Severance Benefits and other than those in which you have a vested interest as of your Termination Date.

5.	The term “Released Parties” includes the Company and the Company’s past and present employees, directors, officers, agents, insurers, attorneys, shareholders, successors, executors and representatives of any kind. The term “Released Parties” also includes the Company’s parent, subsidiary and affiliated companies and their past and present employees, directors, officers, agents, insurers, attorneys, shareholders, successors, executors and representatives of any kind.

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6.	You specifically agree that this Agreement extends to unknown or unsuspected past or present claims or rights, injuries or damages of every nature and kind arising from or attributable to your employment with the Company that you might not be aware of at this time. You hereby waive the rights or benefits of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

7.	Notwithstanding the above, this Agreement does not waive any rights or claims that you may have: (a) for compensation for illness or injury or medical expenses under any worker’s compensation statute; (b) eligibility for benefits under any unemployment compensation statute; (c) for benefits under any plan currently maintained by the Company in which Employee is currently a participant and that provides for retirement benefits; (d) under any law or any policy or plan currently maintained by the Company that provides health insurance continuation or conversion rights; (e) your rights to indemnity from the Company pursuant to Company bylaws or policies, contract, or applicable law, (f) related to any vested equity or other benefit that vested during your employment, (g) arising from this Agreement, (h) to obtain copies of records regarding your employment pursuant to the California Labor Code, or (i) any right or any claim that by law cannot be waived or released.

8.	Nothing in this Agreement prevents you from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the California Department of Fair Employment and Housing (“DFEH”), or any other federal, state or local government agency, or otherwise cooperating with or providing information to any such agencies. However, this Agreement does prohibit you from obtaining any personal or monetary relief for yourself based on such a charge or based on your providing information to or cooperating with the EEOC, NLRB, DFEH, or any other federal, state, or local government agency.

9.	This Agreement is intended by the parties to effectuate the knowing and voluntary release of all known and unknown claims, including claims under the Age Discrimination in Employment Act. You acknowledge that the releases and waivers of rights set forth in this Agreement are for the payment of monies that exceed those to which you would already be entitled under the Company’s existing benefits programs and payment of these monies is being made specifically contingent upon your consent to the releases and waivers contained herein.

Please be assured that the releases contained in this Agreement do not extend to any rights or claims that you may have under the Age Discrimination in Employment Act that first arise after the date and time you sign this Agreement.

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We advise and encourage you to consult with your own attorney before signing this Agreement. Whether you do so is your decision. You have 21 days to consider this Agreement. You understand that you may take as much of this twenty-one (21) day period of time to consider this Agreement as you wish before signing it. You and the Company agree that the twenty-one (21) day period begins on the day that this Agreement is delivered to you, and that if the Company changes any of the terms of the offer contained in this Agreement (whether the changes are material or not), the twenty-one (21) day period will not be restarted but will continue without interruption.

If you sign this Agreement before the twenty-one (21) day period expires, the seven (7) day revocation period (described below) will begin immediately. If you sign this Agreement before the twenty-one (21) day period expires, you agree that you have knowingly and voluntarily accepted the shortening of the twenty-one (21) day period and that the Company has not promised you anything or made any representations that are not contained in this Agreement.

You may revoke this Agreement within seven (7) days after you sign it and this Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired. The law prohibits the Company from shortening the seven (7) day revocation period. You can revoke this Agreement only by delivering the notice to Andrew Wiederhorn, Chief Executive Officer of the Company. The revocation notice can be delivered either by personal delivery, email, or through the United States Postal Service, registered or certified mail, postage prepaid and return receipt requested. The Company must receive the revocation within the seven (7) day period for the revocation to be effective. You understand and agree that you will not be paid the Severance Benefits until the seven (7) day revocation period has expired.

In addition, the above consideration and revocation periods apply with respect to signing this Agreement for a second time on or after the Termination Date. You will not be provided the Severance Benefits set forth in Section 2(b) unless and until you sign this Agreement for a second time and do not timely revoke the Agreement within the seven (7) day revocation period.

10.	The Company hereby releases you from all claims of any kind it may hold against you arising before or through the date on which it signs this Agreement. This release of all claims includes, but is not limited to, a release of all claims arising out of or in connection with your employment. The Company specifically agrees that this Agreement extends to unknown or unsuspected past or present claims, injuries or damages of every nature and kind arising from or attributable to your employment that it might not be aware of at this time. The Company hereby waives the rights or benefits of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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11.	As additional consideration for the Severance Benefits, you acknowledge that in your role you had access to and received information which is confidential and proprietary to the Company (“Proprietary Information”). You agree to keep all such Proprietary Information strictly confidential, and not to share this information with subsequent employers, competitors or any other person. You agree the Company has no adequate remedy at law if you violate the terms of this confidentiality provision. In such event, the Company will have the right, in addition to any other right it may have, to seek injunctive relief to restrain any breach or threatened breach by you. You agree to defend, indemnify and hold the Company harmless from and against all claims, actions, damages, losses and liabilities, including reasonable attorneys’ fees and expenses, arising out of any breach of your obligations under this provision. Nothing in this Agreement is intended to discourage or restrict you from reporting any theft of Trade Secrets pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of Trade Secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding. If you believe that any employee or any third party has misappropriated or improperly used or disclosed Trade Secrets or Confidential Information, you should report such activity to Andrew Wiederhorn, Chief Executive Officer of the Company. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s Proprietary Information pursuant to the Employee Handbook or other written policies of the Company. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

12.	As additional consideration for the Severance Benefits, you agree that you will cooperate with the Company and its legal counsel in the defense and investigation of any claims and/or lawsuits brought against the Company. In the event the Company requires any information or testimony from you in connection with any claim made against the Company, you agree to appear at any deposition, trial or arbitration, meet with the agents or attorneys of the Company as necessary at reasonable times and locations, and provide the Company with any documents in your custody, possession or control. The Company agrees that it will pay you any reasonable out-of-pocket travel and/or copy expenses which you incur as a result of any specific request of the Company and that it will reimburse you for any income that you lose if you spend more than two days assisting it in accordance with this paragraph. Should you fail to meet your cooperation obligation as outlined in this section, you agree that you will forfeit the Severance Benefits.

13.	As further consideration for the Severance Benefits, you agree to assist with the transitioning of key tasks to other team members in the department to be designated by the Company through the Termination Date. This includes, but is not limited to, training team members in all aspects of your former duties as Chief Financial Officer. If you fail or refuse to perform your duties pursuant to this Agreement and fail to cure such failure or refusal within ten days of your receipt of written notice of your failure or refusal from the Company, the Company may terminate your employment prior to the Termination Date and, in such event, you shall not be entitled to the acceleration of stock options described in section 2(b) above, but the Company shall be obligated to pay your current salary through the date on which your employment terminates.

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14.	You agree that you will not publish or communicate in any way any information or opinions intended to damage the business or personal reputations of the Company and the Released Parties, provided that this Agreement shall not be construed or interpreted to waive or abrogate your rights under Section 7 of the National Labor Relations Act, California Labor Code section 232.5, or other applicable law.

15.	You agree that prior to the Termination Date, you will return to Company any and all property belonging to the Company, including, without limitation, credit cards, keys, files, manuals, lists, books, computers and programs, documents, reports, plans, correspondence, studies and any other tangible thing or things in your possession.

16.	You agree to keep the terms of this Agreement confidential and you agree not to disclose them to anyone without the approval of the Company (including any Company employee or former employee), except that you may disclose the terms of this Agreement to your attorneys, tax consultants, your immediate family, or if applicable, pursuant to court order.

17.	Should any material covenant, condition or provision (collectively “provision”) of this Agreement be determined by a court to be illegal or invalid, the Agreement will be rescinded, and the consideration paid returned, unless the party benefited by the provision chooses to waive the offending provision, in which case the remainder of this Agreement will be enforceable. For a party to waive the benefit of any provision, that party must deliver a written waiver to the other party within five days after the court’s final determination that the provision is illegal or invalid.

18.	This Agreement shall not be construed as an admission by the Company of any liability to you or of the violation by the Company of any statute or legal or equitable obligation, and the Company denies any such liability or violation.

19.	This letter sets forth the entire agreement between you and the Company, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement. Any modification to this Agreement shall not be effective unless it is in writing and signed by both parties.

20.	This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

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21.	This Agreement may be executed in counterparts. Each counterpart when executed shall have the efficacy of a signed original. Photocopies or PDF versions of such signed counterparts may be used in lieu of the originals for any purpose.

Sincerely,

FAT Brands Inc.

/s/ Andrew Wiederhorn
Andrew Wiederhorn
Chief Executive Officer

I have had an adequate opportunity to review this document away from Company premises and to consult anyone of my choice regarding it, including an independent attorney selected by me. I understand the contents of this letter, and I agree to all of its terms and conditions.

Dated:	June 24, 2021	/s/ Rebecca D. Hershinger
Rebecca D. Hershinger

Dated:	September ____, 2021
	(after Termination Date)	Rebecca D. Hershinger

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